Exhibit 10.3

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of July 30, 2023, by and among (i) Zooz Power Ltd., an Israeli company (the “Company”), (ii) Keyarch Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “SPAC”), and (iii) the undersigned in his or her capacity as shareholder of the Company (“Holder”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, the Company, Zooz Power Cayman, a Cayman Islands exempted company and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), SPAC and the other parties named therein have entered into that certain Business Combination Agreement in substantially the form provided to the Holder and attached hereto as Exhibit A (as may be amended, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, (i) SPAC shall become a wholly-owned subsidiary of the Company, (ii) each issued and outstanding ordinary share of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Shares Merger Consideration (iii) the Company shall, under certain circumstances, issue to Earnout Shares to Holder following the Closing upon and subject to the achievement of Earnout Milestone(s) in accordance with the terms set forth in the Business Combination Agreement (which shall be issued concurrently with the release of the pro-rata portion of the Remaining Sponsor Shares from escrow pursuant to the terms of the Escrow Agreement), and (iv) the Company’s Ordinary Shares and the Company Public Warrants shall be listed for trading on the NASDAQ under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, as of the date hereof, Holder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and is entitled to dispose of and vote (including, without limitation, by proxy or power of attorney) pursuant to the Company Organizational Documents and pursuant to Applicable Law, the Company Ordinary Shares set forth on the signature page of this Agreement which shares and any additional Company Ordinary Shares in which Holder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”);

WHEREAS, the Board of Directors of the Company (a) has approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Recapitalization, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) has determined that the Transactions are fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) and (c) has recommended the approval and the adoption by each of the Company Shareholders of the Business Combination Agreement and the Recapitalization and the other Transactions, which provide, among other matters, for the adoption of the Surviving Company Memorandum and Articles of Association, and the other Company Shareholder Approval Matters; and

WHEREAS, as a condition to the willingness of SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by the Company and SPAC to consummate the Transactions, the Company, SPAC and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to SPAC and the Company regarding the manner in which Holder is bound hereunder, in its capacity as a shareholder of the Company, to vote the Shares during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Merger, the Ancillary Documents and the Reorganization and the other Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions.  Holder irrevocably and unconditionally agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Company Shareholders (whether annual or special and whether or not an adjourned or postponed meeting) or any class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to, and agrees to cause any other holder of record of any of the Holder’s Shares to, be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares in favor of (i) the adoption and approval of the Business Combination Agreement and the Transactions (including to the extent required, the issuance of Company Securities pursuant to this Business Combination Agreement) in accordance with the Company Organizational Documents and the Israeli Companies Law and, to the extent applicable, regulations of the SEC, ISA, TASE and Nasdaq; (ii) any other Ancillary Documents requiring shareholder approval the form of which is attached as an exhibit to the Business Combination Agreement on the date of execution thereof or otherwise approved by the Company; (iii) the approval of the Surviving Company Memorandum and Articles of Association and the Recapitalization; (iv) the appointment of the members of the Post-Closing Company Board of Directors in accordance with the Business Combination Agreement; (v) the issuance of Company Ordinary Shares and Company Warrants pursuant to the Business Combination Agreement, including (A) the Company Ordinary Shares issuable pursuant to the Recapitalization, (B) the Company Ordinary Shares issuable upon exercise of the Company Warrants and (C) the Company Ordinary Shares issuable upon exercise of the outstanding Company Options; (vi) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions; (vii) the adjournment of such meeting of the Company Shareholders or any class or series thereof, if necessary or desirable in the reasonable determination of the Company; and (viii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to materially delay or impair the ability of the Company to consummate the Merger, the Business Combination Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement; (B) any change in the present capitalization or corporate structure of the Company which is inconsistent with the Business Combination Agreement; or (C) any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(b) except for transfers as permitted by, and in accordance with, Section 3(b) below, not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or Holder’s Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested in writing to do so by SPAC and the Company in connection with the Business Combination Agreement, the Ancillary Documents and any of the Transactions;

(c) during the Voting Period, except as contemplated by the Business Combination Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC), voting cards or voting in any other means, or powers of attorney or similar rights to vote, or file with the Company any “position statement” or seek to advise or influence any Person with respect to the voting of, any shares of the Company in connection with any vote or other action with respect to the Transactions, other than to recommend that shareholders of the Company vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal, the approval of which by the Company shareholders is a condition to the obligations of the Company or SPAC under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(d) during the Voting Period, except as contemplated by the Business Combination Agreement or the Ancillary Documents, not to request that the Company add to the agenda of any general meeting of the Company’s shareholders relating to the approval of the Merger, the Business Combination Agreement or any of the Transactions, any proposal which contradicts or is otherwise inconsistent with the Merger, the Business Combination Agreement or any of the Transactions or which is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled; and

(e) without limiting Section 1(a) above, to approve and consent to the Recapitalization and the Surviving Company Memorandum and Articles of Association (as provided in Section 1(a)(iii)) in accordance with the terms of the Company Organizational Documents.

For the avoidance of doubt, nothing in this Section 1 shall limit or affect any actions or omissions taken by Holder in its capacity as a director or officer of the Company, or in the exercise of its fiduciary duties in his capacity as a director or officer of the Company, and no such actions or omissions shall be deemed a breach of this Section 1, and, notwithstanding anything in this Agreement to the contrary, Holder shall not be limited or restricted in any way from voting in its sole discretion on any matter other than the matters referred to in this Section 1.

2. Grant of Proxy.  During the Voting Period, Holder, with respect to all of the Shares, hereby irrevocably and unconditionally, to the fullest extent permitted by applicable Law, grants to, and appoints, the Company and any designee of the Company (determined in the Company’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted, or express consent or dissent and otherwise act (including by proxy or written consent, if applicable) with respect to any Shares owned (whether beneficially or of record) by Holder, solely on the matters and in the manner specified in Section 1 above. The proxy and attorney-in-fact granted by Holder pursuant to this Section 2 are irrevocable and are granted in consideration of the Company entering into this Agreement and the Company and SPAC entering into the Business Combination Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Holder and the Company each agrees that the Company shall exercise (and shall not fail to exercise) its rights as attorney-in-fact and proxy in accordance with the provisions of Section 1 of this Agreement. The proxy and power of attorney shall not be terminated by any act of the Holder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Holder. The Holder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 2 with respect to the Shares that the Holder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Holder with respect to any Shares. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Holder and any obligation of the Holder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Holder.

3. Other Covenants.

(a) No Transfers. Holder agrees that, during the Voting Period, Holder shall not, and shall cause its Affiliates not to, without the joint prior written consent of SPAC and the Company, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Shares; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform Holder’s obligations under this Agreement. Holder agrees with, and covenants to, SPAC that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of SPAC.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any shareholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder or a Permitted Transferee (as defined in the Company Organizational Documents), (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other Applicable Law or bylaws of the TASE so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Changes to Shares. In the event of a share dividend or distribution (as defined in the Israeli Companies Law), or any change in the share capital of the Company by reason of any share dividend or distribution, share split, recapitalization (including the Recapitalization), combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees, during the Voting Period, to notify the Company and SPAC promptly in writing of the number and type of any changes to Holder’s ownership of or voting control with respect to Shares, upon Holder’s acquisition or commitment to acquire any additional Shares or upon any other changes involving Holder relating to the Company’s share capital or securities convertible or exercisable for share capital of the Company.

(d) Compliance with Business Combination Agreement. Holder agrees that, during the Voting Period, Holder will not take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that Holder shall use its commercially reasonable efforts to cooperate with the Company to effect the Merger and all other Transactions, the Business Combination Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Registration Statements; Company General Meeting Notice. During the Voting Period, Holder agrees to provide to the Company, SPAC and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by the Company, SPAC or their respective Representatives for inclusion in the Registration Statement, in the 1934 Act Registration Statement, in the Company General Meeting Notice, in the Israeli Prospectus (and to any amendments or supplements to any of the foregoing, including to any correspondence with the SEC, NASDAQ, ISA and/or TASE) or in any other filing that the Company and/or SPAC are required to furnish with the SEC, NASDAQ, ISA and/or TASE (including all documents and schedules filed with the SEC, NASDAQ, ISA and/or TASE in connection with the foregoing).

(f) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of SPAC and the Company. Holder understands that, prior to the announcement by SPAC and the Company, the Business Combination Agreement and related agreements and the Transactions and the terms thereof constitute material non-public information and may not be used or disclosed by the Holder. Holder hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, TASE, ISA or Nasdaq or the Registration Statement, the 1934 Act Registration Statement, in the Company General Meeting Notice, in the Israeli Prospectus (and to any amendments or supplements to any of the foregoing, including to any correspondence with the SEC, NASDAQ, ISA and/or TASE) or in any other filing that the Company and/or SPAC are required to furnish with the SEC, NASDAQ, ISA and/or TASE (including all documents and schedules filed with the SEC, NASDAQ, ISA and/or TASE in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of Holder’s obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company Organizational Documents. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Company or SPAC pursuant to arrangements made by Holder. Except for the Shares and other securities of the Company set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, Israeli Companies Law and/or Israeli Securities laws, if any, no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of Holder’s obligations hereunder or the consummation by it of the transactions contemplated hereby, which, if required, has not been obtained prior to the date hereof. None of the execution and delivery of this Agreement by Holder, the performance of Holder’s obligations hereunder or the consummation by Holder of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws, memorandum or articles of association, or other comparable organizational documents of Holder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or Holder’s other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Company, SPAC or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Company, SPAC and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time) and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of, or fraud committed in connection with, this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Company and SPAC, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Shares in accordance with Section 3(b), the transferee to whom such Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement, provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and SPAC may freely assign any or all of its rights or obligations under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the County of New York in the State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) two (2) Business Days after being sent, if sent by reputable, nationally recognized international overnight courier service, or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice in accordance with this Section 5(g)):

If to SPAC: Keyarch Acquisition Corporation 275 Madison Avenue, 39th Floor New York, New York 10016 Attn: Kai Xiong Email:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Stuart Neuhauser and Matthew A. Gray

Facsimile No.:

Telephone No.:

Email:

If to the Company: Zooz Power Limited Attn: Ruth Smadja Facsimile No.: Telephone No.: Email:	with a copy (which will not constitute notice) to: Shibolet Law Firm 4 Yitzhak Sadeh St. Tel Aviv 6777504 Attn: Ofer Ben-Yehuda Telephone No.: Email:
If to Holder, to: the address set forth under Holder’s name on the signature page hereto, and, if not the party sending the notice, each of SPAC and the Company (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only, in the case of an amendment, with the written consent of the Company, SPAC and the Holder, or, in the case of a waiver, with the written consent of the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and that the Company will not have adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel, if applicable) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, SPAC and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other the Company shareholders entering into voting agreements with SPAC or the Company. Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with SPAC or the Company in connection with the Business Combination Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in SPAC or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement. Without derogating from the foregoing, the Holder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the Transactions (including the Recapitalization).

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement and the Ancillary Documents to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under any other agreement between Holder and SPAC or the Company or any certificate or instrument executed by Holder in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under this Agreement.

(p) Counterparts; Electronic Delivery. This Agreement may be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(q) Waiver of Rights. By executing this Agreement, the Holder, as and to the extent applicable thereto, hereby irrevocably, absolutely and unconditionally waives any and all preemptive rights, anti-dilution rights, first refusal rights, over allotment rights, co-sale rights, veto rights and any other participation rights and all similar rights or other limitations that the Holder has or may have (whether derived from the Company Organizational Documents, any agreement, other arrangement or any applicable Law, including without limitation, Section 290 of the Israeli Companies Law, or otherwise), in connection with any and all investments made in the Company, whether by way of an equity investment, or by way of convertible debt, or in any other manner whatsoever, in furtherance of, or in connection with, or pursuant to the Transactions and/or the Merger and/or the Business Combination Agreement.

(r) Disclosure. The Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, NASDAQ, ISA and/or TASE (or as otherwise required by any applicable securities Laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC, NASDAQ, ISA and/or TASE the Holder’s identity and ownership of the Shares and the nature of the Holder’s obligations under this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement.

(s) Confidentiality. Without derogating from any other confidentiality obligation pursuant to any applicable agreement or Law, or the provisions of Section 3(f) above the Holder (including its Affiliates, directors, partners, officers, investors, employees and agents) agrees to retain in strict confidence the existence and terms of this Agreement, the negotiations between the Company and SPAC, any information related to the Business Combination Agreement and the Transactions and all non-public information related to the Company, the SAPC and the SPAC identity, and further agrees that it will not disclose to any third party, or permit the use or disclosure to any third party of such information or any information obtained from or revealed hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

Company:

ZOOZ POWER LIMITED

By:
Name:
Title:

SPAC:

KEYARCH ACQUISITION CORPORATION

By:
Name:
Title:

{Signature Page to Target Voting Agreement}

Holder:

[_______________________________________]

By:
Name:
Title:

Number of Ordinary Shares:

Company Ordinary Shares: __________________________________________________

Number of Company Ordinary Shares Issuable upon Exercise of Company Options/Warrants:

__________________________________________________

Address for Notice:

Address: _______________________________

_______________________________________

_______________________________________

Facsimile No.: ____________________________

Telephone No.: ___________________________

Email: __________________________________

{Holder Signature Page to Target Voting Agreement}